     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1998


                                                      REGISTRATION NO. 333-52917
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           KELLSTROM INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                      DELAWARE                                              13-3753725
            (State or Other Jurisdiction                                 (I.R.S. Employer
          of Incorporation or Organization)                             Identification No.)

                             14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325
                                 (954) 845-0427
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                 ZIVI R. NEDIVI
                            CHIEF EXECUTIVE OFFICER
                             14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325
                                 (954) 845-0427
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:

                BRUCE I. MARCH, ESQ.                                   ROBERT H. CRAFT, JR.
         AKERMAN, SENTERFITT & EIDSON, P.A.                             SULLIVAN & CROMWELL
                ONE S.E. THIRD AVENUE                             1701 PENNSYLVANIA AVENUE, N.W.
                MIAMI, FLORIDA 33131                                  WASHINGTON, D.C. 20006
                   (305) 374-5600                                         (202) 956-7500


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.



     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]



     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, check the following box. [X]



     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the Company's estimates (other than the Securities and Exchange Commission registration fee and the NASDAQ additional listing fee) of the expenses in connection with the issuance and distribution of the Notes being registered:


Securities and Exchange Commission registration fee.........  $ 25,444
Nasdaq National Market additional listing fee...............    17,500
NASD filing fee.............................................     7,500
Printing and engraving expenses.............................   175,000
Blue Sky fees and expenses..................................     7,500
Legal fees and expenses.....................................   110,000
Accounting fees and expenses................................   110,000
Trustee's fees and expenses.................................     2,500
Miscellaneous expenses......................................    19,556
                                                              --------
          Total.............................................  $475,000
                                                              ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Ten of the Company's Restated Certificate of Incorporation and Article VIII of the Company's By-laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in Section 145.

     The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and the related expenses of the Company's directors and officers in connection with threatened, pending, or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

ITEM 16. EXHIBITS.


 1.1    Form of Underwriting Agreement(1)
 2.1    Stock Purchase Agreement among the Company, Aerocar Aviation
        Corp., Aerocar Parts, Inc., Rosa Shashua and Carmel
        Shashua(2)
 3.1    Restated Certificate of Incorporation of the Company(3)
 3.2    By-laws of the Company, as amended(4)
 4.1    Form of Common Stock certificate(5)
 4.2    Articles 4, 6, 7, 9, 10 and 11 of the Restated Certificate
        of Incorporation of the Company(3)
 4.3    Articles II, V, VI, VII and IX of the By-laws of the
        Company, as amended(4)
 4.4    Indenture dated as of June   , 1998, by and between the
        Company and First Union National Bank, as Trustee(1)
 4.5    Form of Note (included in Exhibit 4.4)(1)
 5.1    Opinion of Akerman, Senterfitt & Eidson, P.A. with respect to the legality of the securities being registered(1)

12.1 Statement re: calculation of ratio of earnings to fixed charges(6)
23.1    Consent of Akerman, Senterfitt & Eidson, P.A. (included in
        Exhibit 5.1)(1)
23.2    Consent of KPMG Peat Marwick LLP(6)
23.3    Consent of KPMG Peat Marwick LLP(6)
24.1    Power of Attorney (included on Signature Page)
25.1    Statement of Eligibility of Trustee on Form T-1(1)
27.1    Financial Data Schedule(6)


---------------


(1) Filed herewith.

(2) Filed as Exhibit 2.1 to the Company's Form 8-K dated May 14, 1998 and incorporated herein by reference.
(3) Filed as Exhibit 3.1 to the Company's Form 8-K dated June 22, 1995 and incorporated herein by reference.
(4) Filed as Exhibit 3.2 to the Company's Form 8-K dated June 22, 1995 and incorporated herein by reference.
(5) Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (No. 33-75750) and incorporated herein by reference.

(6) Previously filed.


ITEM 17. UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes that:



          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.



          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (b) The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, in Sunrise, Florida on the 11th day of June, 1998.


                                          Kellstrom Industries, Inc.

                                          By: /s/ ZIVI R. NEDIVI
                                            ------------------------------------
                                            Zivi R. Nedivi
                                            President and Chief Executive
                                              Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated:


               SIGNATURE                                  TITLE                       DATE
               ---------                                  -----                       ----

                  *                      Chairman of the Board of Directors       June 11, 1998
---------------------------------------
              Yoav Stern

          /s/ ZIVI R. NEDIVI             President, Chief Executive Officer and   June 11, 1998
---------------------------------------  Director (Principal Executive Officer)
            Zivi R. Nedivi

          /s/ MICHAEL WALLACE            Chief Financial Officer                  June 11, 1998
---------------------------------------  (Principal Financial and
            Michael Wallace              Accounting Officer)

                                         Executive Vice President and Director
---------------------------------------
             John S. Gleason

                                                                                  June 11, 1998
                  *                      Director
---------------------------------------
              Niv Harizman


                  *                      Director                                 June 11, 1998
---------------------------------------
            David Mitchell


         * /s/ MICHAEL WALLACE
---------------------------------------
           Michael Wallace,
          as Attorney-in-fact






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